Exhibit 99(a)

News Release

5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311          Fax:  (518) 381-3668

Subsidiary:	Trustco Bank	NASDAQ -- TRST

Contact:	Robert Leonard
Executive Vice President
(518) 381-3693

FOR IMMEDIATE RELEASE:

TrustCo Caps Off 120th Anniversary Year, Reports Record Performance;
Net Income of $75.2 Million up 22.3% over the prior year

Glenville, New York –January 23, 2023

TrustCo Bank Corp NY (TrustCo, NASDAQ: TRST) today announced full year 2022 net income of $75.2 million or $3.93 diluted earnings per share, compared to net income of $61.5 million or $3.19 diluted earnings per share for the full year 2021; and net income of $20.9 million or $1.10 diluted earnings per share for the three months ended December 31, 2022 which is another record quarter, compared to net income of $16.2 million or $0.85 diluted earnings per share for the three months ended December 31, 2021.

Overview

Chairman, President, and CEO, Robert J. McCormick said “For Trustco Bank, 2022 was a banner year marked by celebrations surrounding our 120th Anniversary.  There also is cause for celebration as the year ends and the Company’s performance is evaluated.  A record fourth quarter caps off a year during which each successive quarter saw record earnings.  As these records were set, the Company maintained strong liquidity and saw extraordinary loan growth.  Throughout the year, we executed upon a strategy long in development that supported not only the completion of our stock buy-back program, but also a dividend increase – the third since 2018.     As we look expectantly toward 2023, our team is ready to make the most of the expansion of the Bank’s areas of operation and opportunities as they develop.”

TrustCo saw continued loan growth in the fourth quarter of 2022 compared to the prior year, led by an increase in residential mortgages. Loan portfolio expansion was funded by a combination of utilizing a portion of our strong cash balances and by cash flow from investments, as well as growth in funding from expansion of earnings.  The Federal Reserve decision to raise the target Federal Funds rate has contributed to our results during 2022, as our cash position and other variable rate products repriced upward, and is likely to continue to do so to the extent there are additional rate increases.  We also note that current mortgage rates significantly exceed the yield on our existing portfolio of mortgages, which, if sustained, should be positive to net interest margin going forward.  TrustCo’s strong liquidity position continues to allow us to take advantage of opportunities as they arise.

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Details

Average loans were up $253.2 million or 5.7% in the fourth quarter 2022 over the same period in 2021.  Average residential loans, our primary lending focus, were up $181.8 million, or 4.6%, in the fourth quarter 2022 over the same period in 2021.  Average deposits were down $25.4 million or 0.5% for the fourth quarter 2022 over the same period a year earlier.  The decrease in deposits over the same period in 2021 was the result of a $72.2 million or 6.8% decrease in average time deposits, offset by an increase in total average core deposits of $46.8 million or 1.1%, which consist of interest bearing and non-interest bearing checking, savings and money market deposits.  Within the core deposits, checking balances were up $62.7 million or 3.2% (including interest bearing and non-interest bearing checking balances), money market balances were down $94.5 million or 12.4%, and savings balances were up $78.6 million or 5.4%.  As we move forward, our objective is to continue to encourage customers to retain these funds in the expanded product offerings of the Bank through aggressive marketing and product differentiation.

Net interest income and Net interest income on a tax equivalent basis, were both $49.2 million for the fourth quarter of 2022, an increase of $8.9 million or 22.1% compared to the same period in 2021, driven by solid liquidity and the recent increases in the Federal Funds target rate.  The net interest margin for the fourth quarter 2022 was 3.34%, up 65 basis points from 2.69% in the fourth quarter of 2021.   The cost of interest bearing liabilities increased to 0.26% in the fourth quarter 2022 from 0.13% in the fourth quarter 2021.  As expected our CD portfolio (time deposits) repriced throughout the year at higher rates as the Bank continues to remain competitive due to the recent Federal Funds target rate increases.  Continued repricing of the CD portfolio and increases in rates by the Federal Reserve Board will more than likely cause further increases in rates on interest bearing liabilities.

For the fourth quarter of 2022, return on average assets and return on average equity were 1.38% and 13.91%, respectively, compared to 1.05% and 10.92% for the fourth quarter of 2021. As previously discussed, improving efficiencies to reduce costs continues to remain a key area of focus.  The efficiency ratio was 48.75% for the fourth quarter of 2022, a decrease compared to 58.50% for the fourth quarter of 2021.  Total operating expenses increased by $215 thousand in the fourth quarter of 2022 as compared to the fourth quarter of 2021, with increases in salary and employee benefits, outsourced services and the other real estate expense (income), partly offset by declines in the occupancy, equipment, professional services, advertising, and other expense categories.

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Asset quality remains strong and loan loss reserve measures are consistent over the past twelve months.  The Company recorded a provision for credit losses of $50 thousand in the fourth quarter of 2022, which includes a provision for credit losses on loans of $500 thousand and a benefit for credit losses on unfunded commitments of $450 thousand as a result of a corresponding decrease in unfunded loan commitments.  The ratio of allowance for credit losses on loans to total loans was 0.97% and 1.00% as of December 31, 2022 and 2021, respectively.  The allowance for credit losses on loans was $46.0 million at December 31, 2022, compared to $44.3 million at December 31, 2021.  Nonperforming loans (NPLs) were $17.5 million at December 31, 2022, compared to $18.8 million at December 31, 2021.  NPLs were 0.37% and 0.42% of total loans at December 31, 2022 and 2021, respectively.  The coverage ratio, or allowance for credit losses on loans to NPLs, was 263.1% at December 31, 2022, compared to 236.0% at December 31, 2021.  Nonperforming assets (NPAs) were $19.6 million at December 31, 2022, compared to $19.1 million at December 31, 2021.  As mentioned in the prior quarters, the Company adopted Accounting Standards Update 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“CECL”) effective January 1, 2022.  TrustCo recorded a net decrease to retained earnings of $3.5 million upon adoption of the new accounting standard. The transition adjustment at January 1, 2022 included a $2.4 million increase in the allowance for credit losses on loans, a $2.3 million increase in the allowance for estimated credit losses on unfunded off-balance sheet credit exposures, and a corresponding increase in deferred tax assets of $1.2 million.

At December 31, 2022 our equity to asset ratio was 10.00%, compared to 9.70% at December 31, 2021.  Book value per share at December 31, 2022 was $31.54, up 0.8% compared to $31.28 a year earlier.

TrustCo Bank Corp NY is a $6.0 billion savings and loan holding company and through its subsidiary, Trustco Bank, operated 143 offices in New York, New Jersey, Vermont, Massachusetts, and Florida at December 31, 2022.

In addition, the Bank’s Financial Services Department offers a full range of investment services, retirement planning and trust and estate administration services.  The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.

A conference call to discuss fourth quarter 2022 results will be held at 9:00 a.m. Eastern Time on January 24, 2023.  Those wishing to participate in the call may dial for the United States at 1-844-200-6205, for Canada at 1-833-950-0062, and all other locations at 1-929-526-1599, Access code 485191.  A replay of the call will be available for thirty days by dialing toll-free for the United States at 1-866-813-9403, for Canada at 1-226-828-7578, and all other locations at +44-204-525-0658, Access code 756689.  The call will also be audio webcast at https://events.q4inc.com/attendee/840065868, and will be available for one year.

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Forward-Looking Statements
All statements in this news release that are not historical are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future development, results or periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations for our performance during 2023, including our expectations regarding the effects of the economic environment on our financial results, our ability to retain customers and the amount of customers’ business, including deposit balances, with us, the impact of the Federal Reserve’s actions regarding interest rates, the growth of loans and deposits throughout our branch network, the increase in residential mortgage rates, and our ability to capitalize on economic changes in the areas in which we operate.  Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Such forward-looking statements are subject to factors and uncertainties that could cause actual results to differ materially for TrustCo from the views, beliefs and projections expressed in such statements, and many of the risks and uncertainties are heightened by or may, in the future, be heightened by the effects of the COVID-19 pandemic and macroeconomic or geopolitical concerns related to inflation, rising interest rates and the war in Ukraine. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  the effects of inflation and inflationary pressures and changes in monetary and fiscal policies and laws, including increases in the Federal Funds target rate by, and interest rate policies of, the Federal Reserve Board; the geopolitical and macroeconomic impact of the war in Ukraine; the effects of the COVID-19 pandemic, including the impact of the actions taken by governmental authorities to contain the COVID-19 pandemic or address the impact of the pandemic on the economy, and the effect of all of such items on our operations, liquidity and capital position, and on the financial condition of our borrowers and other customers; changes in and uncertainty related to benchmark interest rates used to price loans and deposits; future business strategies related to the implementation of CECL;  changes in and uncertainty related to benchmark interest rates used to price loans and deposits; credit risks and risks from concentrations (by geographic area and by loan product) within our loan portfolio; changes in local market areas and general business and economic trends, as well as changes in consumer spending, borrowing and savings habits; our ability to assess and react effectively to such changes; our ability to continue to originate a significant volume of one-to-four family mortgage loans in our market areas; our ability to continue to maintain noninterest expense and other overhead costs at reasonable levels relative to income; our ability to make accurate assumptions and judgments regarding the credit risks associated with lending and investing activities; the effects of, and changes in, trade, monetary and fiscal policies and laws; restrictions or conditions imposed by our regulators on our operations that may make it more difficult for us to achieve our goals; the future earnings and capital levels of us and Trustco Bank and the continued receipt of approvals from our primary federal banking regulators under regulatory rules to distribute capital to TrustCo, which could affect our ability to pay dividends; results of supervisory monitoring or examinations of Trustco Bank and TrustCo by our respective regulators; adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio; the perceived overall value of our products and services by users, including in comparison to competitors’ products and services and the willingness of current and prospective customers to substitute competitors’ products and services for our products and services; the effect of changes in financial services laws and regulations and the impact of other governmental initiatives affecting the financial services industry; changes in management personnel; real estate and collateral values; the effects of changes in tax laws; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the FASB or PCAOB; disruptions, security breaches, or other adverse events affecting the third-party vendors who perform several of our critical processing functions; technological changes and electronic, cyber and physical security breaches; our success at managing the risks involved in the foregoing and managing our business; the impact of severe weather events and climate change on us and the communities we serve; and other risks and uncertainties under the heading “Risk Factors” in our most recent annual report on Form 10-K and, if any, in our subsequent quarterly reports on Form 10-Q or other securities filings. The forward-looking statements contained in this news release represent TrustCo management’s judgment as of the date of this news release. TrustCo disclaims, however, any intent or obligation to update forward-looking statements, either as a result of future developments, new information or otherwise, except as may be required by law.

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TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)
	Three months ended
	12/31/2022		9/30/2022		12/31/2021
Summary of operations
Net interest income (TE) (1)	$49,187		47,793		40,292
Provision (Credit) for credit losses	50		300		(3,000)
Noninterest income	4,775		4,386		4,526
Noninterest expense	26,405		26,144		26,190
Net income	20,910		19,364		16,241

Per share
Net income per share:
- Basic	$1.10		1.01		0.85
- Diluted	1.10		1.01		0.85
Cash dividends	0.360		0.350		0.350
Book value at period end	31.54		30.89		31.28
Market price at period end	37.59		31.42		33.31

At period end
Full time equivalent employees	750		753		759
Full service banking offices	143		144		147

Performance ratios
Return on average assets	1.38%		1.24		1.05
Return on average equity	13.91		12.78		10.92
Efficiency ratio (2)	48.75		49.87		58.50
Net interest spread (TE)	3.28		3.13		2.67
Net interest margin (TE)	3.34		3.16		2.69
Dividend payout ratio	32.81		34.57		41.42

Capital ratios at period end
Consolidated tangible equity to tangible assets (3)	9.99%		9.68		9.69
Consolidated equity to assets	10.00%		9.69		9.70

Asset quality analysis at period end
Nonperforming loans to total loans	0.37		0.40		0.42
Nonperforming assets to total assets	0.33		0.32		0.31
Allowance for credit losses on loans to total loans	0.97		0.98		1.00
Coverage ratio (4)	2.6	x	2.4	x	2.4	x

(1)	Non-GAAP measure; calculated as net interest income plus a taxable equivalent interest income adjustment.
(2)
Non-GAAP measure; calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income. See Non-GAAP Financial Measures Reconciliation.

(3)	Non-GAAP measure; calculated as total shareholders' equity less $553 of intangible assets divided by total assets less $553 of intangible assets. See Non-GAAP Financial Measures Reconciliation.
(4)	Calculated as allowance for credit losses on loans divided by total nonperforming loans.

TE = Taxable equivalent

Page | 5

FINANCIAL HIGHLIGHTS, Continued

(dollars in thousands, except per share data)
(Unaudited)
	Year ended
	12/31/22	12/31/21
Summary of operations
Net interest income (TE) (1)	$180,136	160,409
(Credit) Provision for credit losses	(341)	(5,450)
Noninterest income	19,260	17,937
Noninterest expense	100,319	101,662
Net income	75,234	61,519

Per share
Net income per share:
- Basic	$3.93	3.19
- Diluted	3.93	3.19
Cash dividends	1.410	1.372
Book value at period end	31.54	31.28
Market price at period end	37.59	33.31

Performance ratios
Return on average assets	1.22%	1.01
Return on average equity	12.60	10.61
Efficiency ratio (2)	50.22	56.90
Net interest spread (TE)	2.96	2.67
Net interest margin (TE)	2.99	2.71
Dividend payout ratio	35.86	42.95

(1)	Non-GAAP measure; calculated as net interest income plus a taxable equivalent interest income adjustment.
(2)
Non-GAAP measure; calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income.  See Non-GAAP Financial Measures Reconciliation.

TE = Taxable equivalent.

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CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)
	Three months ended
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Interest and dividend income:
Interest and fees on loans	$42,711	40,896	39,604	39,003	39,655
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	693	479	147	86	76
State and political subdivisions	-	1	-	1	-
Mortgage-backed securities and collateralized mortgage obligations - residential	1,606	1,617	1,367	1,087	1,073
Corporate bonds	523	526	522	233	206
Small Business Administration - guaranteed participation securities	124	133	140	154	165
Other securities	2	3	2	2	4
Total interest and dividends on securities available for sale	2,948	2,759	2,178	1,563	1,524

Interest on held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations - residential	81	85	87	90	97
Total interest on held to maturity securities	81	85	87	90	97

Federal Home Loan Bank stock	98	80	65	62	62

Interest on federal funds sold and other short-term investments	6,246	5,221	2,253	572	432
Total interest income	52,084	49,041	44,187	41,290	41,770

Interest expense:
Interest on deposits:
Interest-bearing checking	61	43	42	44	42
Savings	401	200	163	156	149
Money market deposit accounts	389	237	210	214	201
Time deposits	1,839	646	536	546	865
Interest on short-term borrowings	208	122	176	234	221
Total interest expense	2,898	1,248	1,127	1,194	1,478

Net interest income	49,186	47,793	43,060	40,096	40,292

Less: Provision (Credit) for credit losses	50	300	(491)	(200)	(3,000)
Net interest income after provision for loan losses	49,136	47,493	43,551	40,296	43,292

Noninterest income:
Trustco Financial Services income	1,773	1,435	1,996	1,833	1,766
Fees for services to customers	2,783	2,705	2,658	2,801	2,578
Other	219	246	262	549	182
Total noninterest income	4,775	4,386	4,916	5,183	4,526

Noninterest expenses:
Salaries and employee benefits	13,067	12,134	11,464	9,239	11,984
Net occupancy expense	4,261	4,483	4,254	4,529	4,569
Equipment expense	1,700	1,532	1,667	1,588	1,758
Professional services	1,251	1,375	1,484	1,467	1,579
Outsourced services	2,102	2,328	2,500	2,280	1,950
Advertising expense	532	508	389	617	762
FDIC and other insurance	770	773	804	812	780
Other real estate expense (income), net	101	124	74	11	(28)
Other	2,621	2,887	2,369	2,222	2,836
Total noninterest expenses	26,405	26,144	25,005	22,765	26,190

Income before taxes	27,506	25,735	23,462	22,714	21,628
Income taxes	6,596	6,371	5,591	5,625	5,387

Net income	$20,910	19,364	17,871	17,089	16,241

Net income per common share:
- Basic	$1.10	1.01	0.93	0.89	0.85

- Diluted	1.10	1.01	0.93	0.89	0.85

Average basic shares (in thousands)	19,045	19,111	19,153	19,209	19,216
Average diluted shares (in thousands)	19,050	19,112	19,153	19,210	19,218

Note: Taxable equivalent net interest income	$49,187	47,793	43,060	40,096	40,292

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CONSOLIDATED STATEMENTS OF INCOME, Continued

(dollars in thousands, except per share data)
(Unaudited)
	Year ended
	12/31/22	12/31/21
Interest and dividend income:
Interest and fees on loans	$162,214	159,168
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	1,405	314
State and political subdivisions	2	2
Mortgage-backed securities and collateralized mortgage obligations - residential	5,677	4,515
Corporate bonds	1,804	1,065
Small Business Administration - guaranteed participation securities	551	745
Other securities	9	20
Total interest and dividends on securities available for sale	9,448	6,661

Interest on held to maturity securities:
Mortgage-backed securities-residential	343	435
Total interest on held to maturity securities	343	435

Federal Home Loan Bank stock	305	260

Interest on federal funds sold and other short-term investments	14,292	1,458
Total interest income	186,602	167,982

Interest expense:
Interest on deposits:
Interest-bearing checking	190	178
Savings	920	624
Money market deposit accounts	1,050	922
Time deposits	3,567	4,941
Interest on short-term borrowings	740	909
Total interest expense	6,467	7,574

Net interest income	180,135	160,408

Less: (Credit) Provision for credit losses	(341)	(5,450)
Net interest income after provision for loan losses	180,476	165,858

Noninterest income:
Trustco Financial Services income	7,037	7,358
Fees for services to customers	10,947	9,799
Other	1,276	780
Total noninterest income	19,260	17,937

Noninterest expenses:
Salaries and employee benefits	45,904	48,721
Net occupancy expense	17,527	17,742
Equipment expense	6,487	6,617
Professional services	5,577	6,108
Outsourced services	9,210	8,384
Advertising expense	2,046	1,975
FDIC and other insurance	3,159	3,010
Other real estate expense, net	310	183
Other	10,099	8,922
Total noninterest expenses	100,319	101,662

Income before taxes	99,417	82,133
Income taxes	24,183	20,614

Net income	$75,234	61,519

Net income per common share:
- Basic	$3.93	3.19

- Diluted	3.93	3.19

Average basic shares (in thousands)	19,131	19,259
Average diluted shares (in thousands)	19,133	19,263

Note: Taxable equivalent net interest income	$180,136	160,409

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CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands)
(Unaudited)
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
ASSETS:

Cash and due from banks	$43,429	46,236	46,611	47,526	48,357
Federal funds sold and other short term investments	607,170	795,028	999,573	1,225,022	1,171,113
Total cash and cash equivalents	650,599	841,264	1,046,184	1,272,548	1,219,470

Securities available for sale:
U. S. government sponsored enterprises	118,187	102,779	101,100	62,059	59,179
States and political subdivisions	34	41	41	41	41
Mortgage-backed securities and collateralized mortgage obligations - residential	260,316	261,242	287,450	244,045	270,798
Small Business Administration - guaranteed participation securities	20,977	22,498	25,428	28,086	31,674
Corporate bonds	81,346	81,002	87,740	74,089	45,337
Other securities	653	657	656	671	684
Total securities available for sale	481,513	468,219	502,415	408,991	407,713

Held to maturity securities:

Mortgage-backed securities and collateralized mortgage obligations-residential	7,707	8,091	8,544	9,183	9,923
Total held to maturity securities	7,707	8,091	8,544	9,183	9,923

Federal Reserve Bank and Federal Home Loan Bank stock	5,797	5,797	5,797	5,604	5,604

Loans:
Commercial	231,011	217,120	199,886	192,408	200,200
Residential mortgage loans	4,203,451	4,132,365	4,076,657	4,026,434	3,998,187
Home equity line of credit	286,432	269,341	253,758	236,117	230,976
Installment loans	12,307	10,665	10,258	9,395	9,416
Loans, net of deferred net costs	4,733,201	4,629,491	4,540,559	4,464,354	4,438,779

Less: Allowance for credit losses on loans	46,032	45,517	45,285	46,178	44,267
Net loans	4,687,169	4,583,974	4,495,274	4,418,176	4,394,512

Bank premises and equipment, net	32,556	31,931	32,381	32,644	33,027
Operating lease right-of-use assets	44,727	45,733	47,343	48,569	48,090
Other assets	89,984	94,485	88,853	86,158	78,207

Total assets	$6,000,052	6,079,494	6,226,791	6,281,873	6,196,546

LIABILITIES:
Deposits:
Demand	$838,147	859,829	851,573	835,281	794,878
Interest-bearing checking	1,183,321	1,188,790	1,208,159	1,225,093	1,191,304
Savings accounts	1,521,473	1,562,564	1,577,034	1,553,152	1,504,554
Money market deposit accounts	621,106	716,319	760,338	796,275	782,079
Time deposits	1,028,763	954,352	999,737	940,215	995,314
Total deposits	5,192,810	5,281,854	5,396,841	5,350,016	5,268,129

Short-term borrowings	122,700	124,932	147,282	248,371	244,686
Operating lease liabilities	48,980	50,077	51,777	53,094	52,720
Accrued expenses and other liabilities	35,575	33,625	36,259	37,497	29,883

Total liabilities	5,400,065	5,490,488	5,632,159	5,688,978	5,595,418

SHAREHOLDERS' EQUITY:
Capital stock	20,058	20,046	20,046	20,046	20,046
Surplus	257,078	256,661	256,661	256,661	256,661
Undivided profits	393,831	379,769	367,100	355,948	349,056
Accumulated other comprehensive (loss) income, net of tax	(27,194)	(25,209)	(9,422)	(2,369)	12,147
Treasury stock at cost	(43,786)	(42,261)	(39,753)	(37,391)	(36,782)

Total shareholders' equity	599,987	589,006	594,632	592,895	601,128

Total liabilities and shareholders' equity	$6,000,052	6,079,494	6,226,791	6,281,873	6,196,546

Outstanding shares (in thousands)	19,024	19,052	19,127	19,202	19,220

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NONPERFORMING ASSETS

(dollars in thousands)
(Unaudited)
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Nonperforming Assets

New York and other states*
Loans in nonaccrual status:
Commercial	$219	179	203	187	112
Real estate mortgage - 1 to 4 family	14,949	16,295	16,259	17,065	16,574
Installment	23	29	40	33	37
Total non-accrual loans	15,191	16,503	16,502	17,285	16,723
Other nonperforming real estate mortgages - 1 to 4 family	10	12	14	16	17
Total nonperforming loans	15,201	16,515	16,516	17,301	16,740
Other real estate owned	2,061	682	644	269	362
Total nonperforming assets	$17,262	17,197	17,160	17,570	17,102

Florida
Loans in nonaccrual status:
Commercial	$314	-	-	-	-
Real estate mortgage - 1 to 4 family	1,895	2,104	2,192	2,109	2,016
Installment	83	65	5	8	-
Total non-accrual loans	2,292	2,169	2,197	2,117	2,016
Other nonperforming real estate mortgages - 1 to 4 family	-	-	-	-	-
Total nonperforming loans	2,292	2,169	2,197	2,117	2,016
Other real estate owned	-	-	-	-	-
Total nonperforming assets	$2,292	2,169	2,197	2,117	2,016

Total
Loans in nonaccrual status:
Commercial	$533	179	203	187	112
Real estate mortgage - 1 to 4 family	16,844	18,399	18,451	19,174	18,590
Installment	106	94	45	41	37
Total non-accrual loans	17,483	18,672	18,699	19,402	18,739
Other nonperforming real estate mortgages - 1 to 4 family	10	12	14	16	17
Total nonperforming loans	17,493	18,684	18,713	19,418	18,756
Other real estate owned	2,061	682	644	269	362
Total nonperforming assets	$19,554	19,366	19,357	19,687	19,118

Quarterly Net (Recoveries) Chargeoffs

New York and other states*
Commercial	$-	-	-	36	-
Real estate mortgage - 1 to 4 family	(46)	(164)	(119)	(97)	52
Installment	31	34	12	3	31
Total net (recoveries) chargeoffs	$(15)	(130)	(107)	(58)	83

Florida
Commercial	$-	-	-	-	-
Real estate mortgage - 1 to 4 family	-	-	-	-	-
Installment	-	(2)	-	-	-
Total net (recoveries) chargeoffs	$-	(2)	-	-	-

Total
Commercial	$-	-	-	36	-
Real estate mortgage - 1 to 4 family	(46)	(164)	(119)	(97)	52
Installment	31	32	12	3	31
Total net (recoveries) chargeoffs	$(15)	(132)	(107)	(58)	83

Asset Quality Ratios

Total nonperforming loans (1)	$17,493	18,684	18,713	19,418	18,756
Total nonperforming assets (1)	19,554	19,366	19,357	19,687	19,118
Total net (recoveries) chargeoffs (2)	(15)	(132)	(107)	(58)	83

Allowance for credit losses on loans (1)	46,032	45,517	45,285	46,178	44,267

Nonperforming loans to total loans	0.37%	0.40%	0.41%	0.43%	0.42%
Nonperforming assets to total assets	0.33%	0.32%	0.31%	0.31%	0.31%
Allowance for credit losses on loans to total loans	0.97%	0.98%	1.00%	1.03%	1.00%
Coverage ratio (1)	263.1%	243.6%	242.0%	237.8%	236.0%
Annualized net (recoveries) chargeoffs to average loans (2)	0.00%	-0.01%	-0.01%	-0.01%	0.01%
Allowance for credit losses on loans to annualized net (recoveries) chargeoffs (2)	N/A	N/A	N/A	N/A	133.3	x

* Includes New York, New Jersey, Vermont and Massachusetts.
(1)	At period-end
(2)	For the three-month period ended

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY -
INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands)
(Unaudited)	Three months ended December 31, 2022			Three months ended December 31, 2021
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate

Assets

Securities available for sale:
U. S. government sponsored enterprises	$120,415	693	2.30%	$59,975	76	0.51%
Mortgage backed securities and collateralized mortgage obligations - residential	292,845	1,606	2.18	279,472	1,073	1.54
State and political subdivisions	40	1	7.81	46	0	-
Corporate bonds	85,701	523	2.44	45,858	206	1.79
Small Business Administration - guaranteed participation securities	23,805	124	2.10	31,903	165	2.07
Other	686	2	1.17	680	4	2.35

Total securities available for sale	523,492	2,949	2.25	417,934	1,524	1.46

Federal funds sold and other short-term Investments	669,280	6,246	3.70	1,123,276	432	0.15

Held to maturity securities:
Mortgage backed securities and collateralized mortgage obligations - residential	7,886	81	4.12	10,311	97	3.76

Total held to maturity securities	7,886	81	4.12	10,311	97	3.76

Federal Home Loan Bank stock	5,797	98	6.76	5,604	62	4.43

Commercial loans	223,164	2,756	4.94	202,092	2,704	5.35
Residential mortgage loans	4,161,481	36,109	3.47	3,979,645	34,602	3.48
Home equity lines of credit	278,853	3,661	5.21	230,408	2,192	3.77
Installment loans	10,886	185	6.74	9,068	157	6.87

Loans, net of unearned income	4,674,384	42,711	3.65	4,421,213	39,655	3.59

Total interest earning assets	5,880,839	52,085	3.54	5,978,338	41,770	2.79

Allowance for credit losses on loans	(45,722)			(47,379)
Cash & non-interest earning assets	171,921			197,382

Total assets	$6,007,038			$6,128,341

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$1,164,178	61	0.02%	$1,151,704	42	0.01%
Money market accounts	668,537	389	0.23	763,053	201	0.10
Savings	1,540,163	401	0.10	1,461,568	149	0.04
Time deposits	983,590	1,839	0.74	1,055,792	865	0.32

Total interest bearing deposits	4,356,468	2,690	0.25	4,432,117	1,257	0.11
Short-term borrowings	126,562	208	0.65	233,829	221	0.38

Total interest bearing liabilities	4,483,030	2,898	0.26	4,665,946	1,478	0.13

Demand deposits	845,493			795,258
Other liabilities	82,085			77,165
Shareholders' equity	596,430			589,972

Total liabilities and shareholders' equity	$6,007,038			$6,128,341

Net interest income, tax equivalent		49,187			40,292

Net interest spread			3.28%			2.67%

Net interest margin (net interest income to total interest earning assets)			3.34%			2.69%

Tax equivalent adjustment		(1)			-

Net interest income		49,186			40,292

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY -
INTEREST RATES AND INTEREST DIFFERENTIAL, Continued

(dollars in thousands)
(Unaudited)	Year ended December 31, 2022			Year ended December 31, 2021
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate

Assets

Securities available for sale:
U. S. government sponsored enterprises	$89,557	1,405	1.57%	$63,743	314	0.49%
Mortgage backed securities and collateralized mortgage obligations - residential	284,901	5,677	1.99	308,777	4,515	1.46
State and political subdivisions	41	3	6.66	48	3	6.56
Corporate bonds	78,266	1,804	2.31	53,699	1,065	1.98
Small Business Administration - guaranteed participation securities	26,679	551	2.07	35,723	745	2.09
Other	686	9	1.31	685	20	2.92

Total securities available for sale	480,130	9,449	1.97	462,675	6,662	1.44

Federal funds sold and other short-term Investments	969,043	14,292	1.47	1,111,257	1,458	0.13

Held to maturity securities:
Mortgage backed securities and collateralized mortgage
obligations - residential	8,647	343	3.97	11,733	435	3.71

Total held to maturity securities	8,647	343	3.97	11,733	435	3.71

Federal Home Loan Bank stock	5,749	305	5.31	5,578	260	4.66

Commercial loans	206,144	10,168	4.93	210,145	10,907	5.19
Residential mortgage loans	4,081,120	140,420	3.44	3,884,336	138,821	3.57
Home equity lines of credit	254,168	10,950	4.31	233,628	8,814	3.77
Installment loans	9,849	676	6.87	8,725	626	7.17

Loans, net of unearned income	4,551,281	162,214	3.56	4,336,834	159,168	3.67

Total interest earning assets	6,014,850	186,603	3.10	5,928,077	167,983	2.83

Allowance for credit losses on loans	(46,124)			(49,421)
Cash & non-interest earning assets	190,278			196,825

Total assets	$6,159,004			$6,075,481

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$1,190,337	190	0.02%	$1,134,702	178	0.02%
Money market accounts	745,714	1,050	0.14	739,139	922	0.12
Savings	1,553,016	920	0.06	1,397,432	624	0.04
Time deposits	974,428	3,567	0.37	1,166,963	4,941	0.42

Total interest bearing deposits	4,463,495	5,727	0.13	4,438,236	6,665	0.15
Short-term borrowings	177,599	740	0.42	232,815	909	0.39

Total interest bearing liabilities	4,641,094	6,467	0.14	4,671,051	7,574	0.16

Demand deposits	838,944			750,111
Other liabilities	81,880			74,396
Shareholders' equity	597,086			579,923

Total liabilities and shareholders' equity	$6,159,004			$6,075,481

Net interest income, tax equivalent		180,136			160,409

Net interest spread			2.96%			2.67%

Net interest margin (net interest income to total interest earning assets)			2.99%			2.71%

Tax equivalent adjustment		(1)			(1)

Net interest income		180,135			160,408

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Non-GAAP Financial Measures Reconciliation

Tangible book value per share is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible book value by excluding the balance of intangible assets from total shareholders’ equity divided by shares outstanding.  We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.  Additionally, we believe that this measure is important to many investors in the marketplace who are interested in relative changes from period to period in equity exclusive of changes in intangible assets.

Tangible equity as a percentage of tangible assets at period end is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from total shareholders’ equity and total assets, respectively.  We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end.  We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.  Additionally, we believe that this measure is important to many investors in the marketplace who are interested in relative changes from period to period in equity and total assets, each exclusive of changes in intangible assets.

The efficiency ratio is a non-GAAP measure of expense control relative to revenue from net interest income and non-interest fee income.  We calculate the efficiency ratio by dividing total noninterest expenses as determined under GAAP, excluding other real estate expense, net, by net interest income (fully taxable equivalent) and total noninterest income as determined under GAAP, excluding non-routine items from this calculation.  We believe that this provides a reasonable measure of primary banking expenses relative to primary banking revenue.  Additionally, we believe this measure is important to investors looking for a measure of efficiency in our productivity measured by the amount of revenue generated for each dollar spent.

We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial results. Our management internally assesses our performance based, in part, on these measures.  However, these non-GAAP financial measures are supplemental and not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-GAAP measures of tangible book value per share, tangible common equity, and efficiency ratio to the most directly comparable GAAP measures is set forth below.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(dollars in thousands)
(Unaudited)
	12/31/2022	9/30/2022	12/31/2021
Tangible Book Value Per Share

Equity (GAAP)	$599,987	589,006	601,128
Less: Intangible assets	553	553	553
Tangible equity (Non-GAAP)	599,434	588,453	600,575

Shares outstanding	19,024	19,052	19,220
Tangible book value per share	31.51	30.89	31.25
Book value per share	31.54	30.92	31.28

Tangible Equity to Tangible Assets
Total Assets (GAAP)	6,000,052	6,079,494	6,196,546
Less: Intangible assets	553	553	553
Tangible assets (Non-GAAP)	5,999,499	6,078,941	6,195,993

Tangible Equity to Tangible Assets (Non-GAAP)	9.99%	9.68%	9.69%
Equity to Assets (GAAP)	10.00%	9.69%	9.70%

	Three months ended			Year ended
Efficiency Ratio	12/31/2022	9/30/2022	12/31/2021	12/31/2022	12/31/2021

Net interest income (GAAP)	$49,186	47,793	40,292	$180,135	160,408
Taxable equivalent adjustment	1	0	0	1	1
Net interest income (fully taxable equivalent) (Non-GAAP)	49,187	47,793	40,292	180,136	160,409
Non-interest income (GAAP)	4,775	4,386	4,526	19,260	17,937
Less: Net gain on sale of building	-	-	-	268	-
Revenue used for efficiency ratio (Non-GAAP)	53,962	52,179	44,818	199,128	178,346

Total noninterest expense (GAAP)	26,405	26,144	26,190	100,319	101,662
Less: Other real estate (income) expense, net	101	124	(28)	310	183
Expense used for efficiency ratio (Non-GAAP)	26,304	26,020	26,218	100,009	101,479

Efficiency Ratio	48.75%	49.87%	58.50%	50.22%	56.90%

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